Exhibit 99.1

BXP ANNOUNCES PROPOSED OFFERING OF EXCHANGEABLE SENIOR NOTES DUE 2030
BOSTON, MA, September 24, 2025 – BXP, Inc. (NYSE: BXP) (“BXP”), the largest publicly traded developer, owner and manager of premier workplaces in the United States, announced today that its operating partnership, Boston Properties Limited Partnership (“BPLP”), intends to offer, subject to market and other conditions, $600.0 million aggregate principal amount of exchangeable senior notes due 2030 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). BPLP also expects to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $90.0 million aggregate principal amount of notes.
The notes will be senior, unsecured obligations of BPLP and will accrue interest payable semi-annually in arrears. The notes will mature on October 1, 2030, unless earlier repurchased, exchanged or redeemed. Noteholders will have the right to exchange their notes in certain circumstances and during specified periods. Exchanges will be settled in cash up to the aggregate principal amount of the notes to be exchanged and, if applicable, cash, shares of BXP’s common stock or a combination thereof, at BPLP’s election, in respect of the remainder (if any) of BPLP’s exchange obligations in excess of the aggregate principal amount of the notes being exchanged.
The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at BPLP’s option at any time, and from time to time, on or after October 6, 2028 and on or before the 41st scheduled trading day immediately before the maturity date of the notes, but only if the last reported sale price per share of BXP’s common stock exceeds 130% of the exchange price of the notes for a specified period of time and certain other conditions are satisfied. BPLP may also redeem the notes, in whole or in part (subject to certain limitations), for cash at any time, and from time to time, if BXP’s board of directors (or a committee thereof) determines such redemption is necessary to preserve BXP’s status as a real estate investment trust. In either case, the redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
The holders of the notes will be entitled to the benefits of a registration rights agreement pursuant to which BXP will agree to register the resale of the shares of BXP’s common stock, if any, deliverable upon exchange of the notes under the Securities Act.
The interest rate, initial exchange rate and other terms of the notes will be determined at the pricing of the offering.
In connection with the pricing of the notes, BPLP and BXP expect to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the notes or their respective affiliates or certain other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of BXP’s common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to BXP’s common stock upon any exchange of notes and/or offset any cash payments BPLP is required to make in excess of the principal amount of exchanged notes, as the case may be, with such reduction and/or offset subject to a cap.
BPLP has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will enter into various derivative transactions with respect to BXP’s common stock and/or purchase shares of BXP’s common stock or other securities of BXP in secondary market transactions concurrently with, or shortly after, the pricing of the notes, including with, or from, as the case may be, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of BXP’s common stock or the notes at that time. In addition, BPLP expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to BXP’s common stock and/or purchasing or selling BXP’s common stock or other securities of BXP or BPLP in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any repurchase of notes by BPLP on a fundamental change repurchase date, any redemption date or exchange of the notes and during the 40 VWAP trading day period beginning on the 41st scheduled trading day immediately before the maturity date of the notes, or, to the extent BPLP exercises the relevant election under the capped call transactions, following any other repurchase of the notes). This activity could also cause, reduce the extent of or avoid an increase or a decrease in the market price of BXP’s common stock or the notes, which could affect the ability of holders to exchange the notes, and, to the extent the activity occurs during any observation period related to an exchange of notes, it could affect the number of shares of BXP’s common stock, if any, and value of the consideration that holders will receive upon exchange of the notes.
BPLP intends to use the net proceeds from the offering to pay the cost of the capped call transactions, and the remainder to fund in part the repayment or redemption, as applicable, of the $1.0 billion aggregate principal amount of its 3.650% senior notes due 2026 that are scheduled to mature on February 1, 2026 (the “2026 Notes”). BPLP intends to use available cash and/or borrowings under its unsecured revolving credit facility (the “Revolving Facility”) to fund the remaining portion of the funds needed to repay or redeem the 2026 Notes in full. If the initial purchasers exercise their option to purchase additional notes, BPLP expects to use a portion of the proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties. Pending the use of the net proceeds from the offering to repay or redeem the 2026 Notes, BPLP may repay other debt, including amounts outstanding under the Revolving Facility, and/or invest the net proceeds in short-term, interest-bearing deposit accounts.
The offer and sale of the notes and any shares of BXP’s common stock deliverable upon exchange of the notes have not been registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute a notice of repayment or notice of redemption of the 2026 Notes.
Although BPLP and BXP intend to enter into a registration rights agreement pursuant to which BXP will agree to file a resale registration statement under the Securities Act covering the resale of shares of BXP’s common stock, if any, deliverable upon exchange of the notes, the registration rights agreement will contain significant limitations, and a resale registration statement may not be available at the time investors wish to resell the shares of BXP’s common stock, if any, deliverable upon exchange of their notes. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of BXP’s common stock deliverable upon exchange of the notes, nor will there be any sale of the notes or any such shares of BXP’s common stock, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.
BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 50 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). As of June 30, 2025, including properties owned by unconsolidated joint ventures, BXP’s portfolio totaled 53.7 million square feet and 186 properties, including ten properties under construction/redevelopment.

This press release contains forward-looking statements within the meaning of the Federal securities laws, including statements regarding the anticipated terms of the notes being offered and the capped call transactions, including the granting to the initial purchasers of an option to purchase additional notes, the completion, timing and size of the offering, the expected amount and intended use of the net proceeds, expectations regarding the effect of the capped call transactions, expectations regarding actions of the option counterparties and their respective affiliates and whether the capped call transactions will become effective. You can identify these statements by our use of the words “will,” “expects,” “intends” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond BXP’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, market conditions, including market interest rates, the trading price and volatility of BXP’s common stock and risks relating to BXP’s business, as well as other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. BXP does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
AT BXP
Mike LaBelle
Executive Vice President,
Chief Financial Officer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com